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     As filed with the Securities and Exchange Commission on May 6, 1997
                                                     Registration No. 333-12019
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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                      POST-EFFECTIVE AMENDMENT NO. 1 TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

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                                 PETsMART, INC.
           (Exact name of registrant as specified in its charter)

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     DELAWARE                                         94-3024325
(STATE OF INCORPORATION)                  (I.R.S. EMPLOYER IDENTIFICATION NO.)
                      10000 N. 31ST AVENUE, SUITE C-100
                            PHOENIX, AZ  85051
                              (602) 944-7070
              (Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)

                             ------------------

                               MARK S. HANSEN
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                PETsMART, INC.
                       10000 N. 31ST AVENUE, SUITE C-100
                              PHOENIX, AZ  85051
                                (602) 944-7070
          (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

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                                  Copies to:
                           ALAN C. MENDELSON, ESQ.
                           ROBERT J. BRIGHAM, ESQ.
                             COOLEY GODWARD LLP
                            FIVE PALO ALTO SQUARE
                             3000 EL CAMINO REAL
                             PALO ALTO, CA  94306
                                (415) 843-5000

           Approximate date of commencement of proposed sale to the public:
      FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                       TERMINATION OF OFFERING AND REMOVAL
                         OF SECURITIES FROM REGISTRATION

    As of May 1, 1997, the Registrant had completed the sale to the public of an aggregate of 289,548 shares of Common Stock of the Registrant pursuant to the Registration Statement and 689,780 shares of Common Stock remained available for sale thereunder.

    Agreements between the Registrant and the Selling Stockholders provided that the Registration Statement would remain effective until the earliest of
(i) September 18, 1997, (ii) the sale of all shares registered under the Registration Statement, or (iii) termination of the Rule 144 holding period requirement. Since as of April 29, 1997, the shares registered on the Registration Statement may be sold pursuant to Rule 144, the Registrant is no longer obligated to keep the Registration Statement effective.

    Pursuant to an undertaking made in the Registration Statement, the Registrant hereby remove from registration 689,780 shares of Common Stock of the Registrant.

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                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Phoenix, County of Maricopa, State of Arizona, on May 2, 1997.

                                       PETsMART, INC.



                                       By:    /s/  C. Donald Doresy
                                           --------------------------------
                                            C. Donald Dorsey
                                            Executive Vice President

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dated indicated.

Signature:              Title                                   Date


         *              Chairman of the Board of Directors      May 5, 1997
---------------------
Samuel J. Parker


         *              President, Chief Executive Officer      May 5, 1997
---------------------   and Director
Mark S. Hansen


                        Senior Vice President, Chief Financial
---------------------   Officer (Principal Financial Officer)
Susan C. Schnabel


                        Vice President, Controller (Principal
---------------------   Accounting Officer)
Kenneth A. Conway


         *              Chief Operating Officer and Director    May 5, 1997
---------------------
Donna R. Ecton


         *              Director                                May 5, 1997
---------------------
Denis L. Defforey


         *              Director                                May 5, 1997
---------------------
Philip L. Francis


                        Director
---------------------
Richard M. Kovacevich


                        Director
---------------------
F. Richard Northcott

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         *              Director                                May 5, 1997
---------------------
Lawrence S. Phillips


         *              Director                                May 5, 1997
---------------------
Thomas G. Stemberg


*Attorney-in-fact